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                                                                   EXHIBIT 10.29


                       NORTH PARKWAY SQUARE, A CONDOMINIUM

                CONTRACT FOR PURCHASE AND SALE OF REAL PROPERTY

         THIS AGREEMENT, made and entered into this 20th day of February, 1998, by and between CARDIAC MEDICAL, INC., a Georgia corporation (hereinafter referred to as the "Seller"), and HORIZON MEDICAL PRODUCTS, INC. (hereinafter referred to as the "Purchaser");

                              W I T N E S S E T H:

         WHEREAS, Seller is the owner of Unit 7-2, North Parkway Square, an office condominium consisting of 3,300 square feet (measured on the exterior faces of the exterior walls of the building in which the Unit is located) and located on the entire second floor at Seven North Parkway Square, 4200 Northside Parkway, N.W., Atlanta, Fulton County, Georgia 30327 (the "Unit"), which is subject to Declaration for North Parkway Square, a Condominium, dated March 28, 1985 and recorded at Deed Book 9443, page 373, Fulton County, Georgia records, as amended (hereinafter referred to as the "Declaration"), and being located on a tract of land approximately 9.4 acres along the southern side of Northside Parkway (U.S. Highway 41) in Land Lots 215 and 236 of the 17th District of Fulton County, Georgia and being more particularly described on Exhibit "A" attached hereto and incorporated herein by reference (hereinafter referred to as the "Land"); and

         WHEREAS, Purchaser desires to purchase the Unit from Seller.

         1. Purchase and Sale. Purchaser agrees to purchase the Unit and Seller agrees to sell the Unit under and subject to the terms and conditions hereinafter set forth. Excluded from the sale hereunder shall be all personal property, equipment, furniture, appliances, and fixtures located in the Unit (including without limitation all lighting fixtures, window treatments, and draperies) (all of which collectively is referred to as the "Excluded Property"). It is acknowledged by the parties that the personal property within the Unit that is in the individual office of each of Roy C. Mallady, Jr., Marshall B. Hunt, and William E. Peterson, Jr. is owned by such individual and that any items of personal property within the Unit but outside of such individual offices that was originally contributed or loaned to Seller by Roy C. Mallady, Jr., Marshall B. Hunt, or William E. Peterson, Jr. for purposes of furnishing the Unit remains the property of such individual who made such contribution or loan.

         2. Purchase Price. The purchase price for the Unit shall be Four Hundred Seventy-Two Thousand Dollars ($472,000.00), to be paid in cash or by certified or cashier's check at closing.

         3. Closing. The closing shall take place on a date and at a time agreed to by Seller and Purchaser at the Unit, but no later than April 30, 1998.





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         4.       Conveyance and Title. Seller agrees to convey the Unit to
Purchaser by General Warranty Deed subject only to (a) zoning ordinances, variance, and regulations affecting the Land; (b) utility easements and facilities, if any, now or hereafter affecting the Land; (c) ad valorem taxes for the year of sale not yet due and payable and for prior years resulting from possible adjustments to the Fulton County tax digest; (d) the terms, conditions, covenants, and provisions set forth in the Declaration, and the Articles of Incorporation, the By-Laws, and Rules and Regulations of the Condominium Association described in the Declaration, and any matters now or hereafter shown on any plats or revisions thereof; (e) Right-of-Way Deeds given or to be given to the appropriate political subdivision of the State of Georgia for the widening of Northside Parkway; (f) Mutual Parking Lot Agreement with Mount Paran Church of God, Inc., dated June 21, 1983, and recorded in Deed Book 8546, page 317, Fulton County, Georgia records; (g) Easements for drainage, construction, and maintenance, and releases contained in Right-of-Way Deeds and Easements recorded in Deed Book 1538, page 485, Deed Book 1654, page 204, Deed Book 1538, page 486, and Deed Book 1655, page 242, Fulton County, Georgia records; (b) Indemnity Agreement from Ward Wight and Verney Bentley to City of Atlanta, dated October 31, 1981, recorded in Deed Book 7983, page 1, Fulton County Georgia records; (i) Indemnity Agreements now or hereafter given to the City of Atlanta with respect to drainage facilities and water run-off; (j) the rights of the public over and across that portion of the Land known as Old Settlement Road;
(k) the fact that no access to and from a public street is available over Old Settlement Road; (l) Conveyance of Access Rights from DuBose-Jones Company to Department of Transportation, State of Georgia, dated February 2, 1984, recorded in Deed Book 9215, page 197, Fulton County, Georgia records; (m) the rights of tenants occupying the Unit; and (n) other easements, restrictions, and covenants of record or to be recorded, if any, which do not adversely affect the ability of the Purchaser to use the Unit as an office. Title shall be deemed marketable if a national title insurance company will issue its commitment at standard rates with only its standard exceptions and any exceptions permitted hereunder. Purchaser shall have a reasonable time after acceptance of this Agreement in which to examine title and in which to furnish Seller with a written statement of objections affecting the marketability of said title. Seller shall be entitled to satisfy valid objections by using funds from the closing proceeds provided by Purchaser at the closing. If Seller is unable to correct such defects at or prior to the closing or would be unable to correct such defects with funds from the closing proceeds provided by Purchaser at the closing, then, at the option of Purchaser, evidenced by written notice to Seller, and this Agreement shall be null and void and the parties hereto shall have no further liability to each other. The outstanding Security Deed on the Unit held by NationsBank of Georgia securing indebtedness of Seller shall be paid and satisfied at the closing with proceeds payable to Seller at the closing.

         5. Taxes and Closing Costs. At the closing, Seller shall pay the State of Georgia real property transfer tax. Purchaser shall pay all other closing costs, exclusive of the fees and charges of any attorney representing Seller, but inclusive of any and all costs, charges, taxes, fees, and expenses attributable to any financing of the Unit or the purchase thereof by Purchaser. All ad valorem taxes and any other items customarily prorated (including, but not limited to, the assessment for Common Expenses of the Condominium and utilities), shall be prorated as of the date of closing. If the taxes have




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not been assessed at date of closing, the proration shall be based upon the assessment for the prior year and the parties shall by appropriate payment adjust the same at the time the taxes for the year of closing become known. Seller shall pay any additional taxes with respect to prior years if and when the tax digest is adjusted for prior years.

         6. No Warranty. The Property shall be conveyed "AS IS" except for the warranty of title provided for in paragraph 4 above. SELLER MAKES NO WARRANTY AS TO THE CONDITION OR FITNESS FOR ANY PARTICULAR USE.

         7. Assignment. Purchaser may not, without the express written consent of Seller, which may be denied, assign this Agreement or any right, title, or interest hereunder. Any purported assignment by Purchaser with Seller's express prior written consent thereto shall be null and void. In the event of an assignment by Purchaser permitted herein or consented to by Seller, the Purchaser shall nevertheless continue fully obligated, jointly and severally with such assignee, for the performance of all of Purchaser's obligations hereunder until the closing of the sale with such assignee Purchaser.

         8. Office Agreement Between Seller and Sulzer Intermedics, Inc. Purchaser acknowledges that it has received a copy of the Office Agreement dated October 1, 1997 between Seller and Sulzer Intermedics, Inc. ("Sulzer") pertaining to the use of certain portions of the Unit by Sulzer, or at a location agreed upon by Sulzer and Purchaser, from time to time over a period of five years. Purchaser agrees that Purchaser will provide such space to Sulzer at the Unit or at a location mutually agreed upon by Sulzer and Purchaser pursuant to the terms of the Office Agreement. Subsequent to the closing of the purchase, Seller will continue to be entitled to all payments due under the Office Agreement to Seller from Sulzer.

         9.       Miscellaneous Provisions.

                  (a) This Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the State of Georgia.

                  (b) Except as expressly limited by the terms of this Agreement, all rights, powers, and privileges conferred hereunder shall be separate, distinct, and cumulative of other powers and rights herein granted and all other rights which any party may have in law or in equity, and none of them shall be to the exclusion of any of the others.

                  (c) No failure or delay of any part to exercise any right or power given said party hereunder or to insist upon strict compliance by another party with his obligations hereunder, and no custom or practice of the parties at variance with the terms hereof shall constitute a modification hereof or a waiver of any party's right to demand strict compliance with the terms hereof.

                  (d) This Agreement contains the entire agreement of the parties hereto with respect to the transaction contemplated herein, and no prior or contemporaneous




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representations, inducements, promises, or agreements, oral or otherwise, between the parties not embodied herein shall be of any force or effect.

                  (e) Subject to any limitations on assignability or transferability contained herein, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, personal representatives, successors, and assigns.

                  (f) No amendment to this Agreement shall be binding on any of the parties to this Agreement unless such amendment is in writing and such amendment is executed by all of the parties affected thereby.

                  (g)      Time is of the essence of this Agreement.

                  (h) If any term, covenant, or condition of this Agreement or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Agreement, or the application of such term, covenant, or condition to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term, covenant, or condition of this Agreement shall be valid and be enforced to the fullest extent permitted by law.

                  (i) This Agreement may be executed in several counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original, and each of which when taken together shall constitute but one agreement. This Agreement shall be effective at such time as all parties hereto have executed a counterpart of this Agreement.

                  (j) Any pronouns used herein shall include, when appropriate, either gender or the neuter form and both singular and plural.

                  (k) The parties hereto covenant and agree to do such further acts and things, and to execute and deliver such additional agreements, documents, and instruments, as may be reasonably necessary from time to time to implement the terms of this Agreement.

                  (1) Paragraph headings used herein are for convenience only and are not to affect the construction of, or be taken into consideration in interpreting, this Agreement.

                  (m) Each party hereto warrants and represents that such party has full and complete authority to enter into this Agreement and each person executing this Agreement on behalf of a party warrants and represents that he has been fully authorized to execute this Agreement on behalf of such party and that such party is bound by the signature of such representative.

         10. Notices. Notices required or permitted hereunder or by law shall be conclusively deemed given when personally delivered, or on the third day after posting the same in the United States mail, certified mail, with full postage prepaid, properly




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addressed to the addressees set out below or at such other addresses as are specified by written notice delivered in accordance herewith:

             SELLER:       Cardiac Medical, Inc.
                           Seven North Parkway Square
                           4200 Northside Parkway, N.W.
                           Atlanta, Georgia 30327
                           Attn: Mr. Roy C. Mallady, Jr.

         PURCHASER:        Horizon Medical Products, Inc.
                           Seven North Parkway Square
                           4200 Northside Parkway, N.W.
                           Atlanta, Georgia 30327
                           Attn: Mr. Marshall B. Hunt

         with a copy to:   Nat G. Slaughter, III
                           Slaughter & Virgin, P.C.
                           400 Colony Square; Suite 1110
                           1201 Peachtree Street, N.E.
                           Atlanta, Georgia 30361

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

         SELLER:           CARDIAC MEDICAL, INC.


                           By:  /s/ Roy C. Mallady, Jr.
                               --------------------------------
                               Roy C. Mallady, Jr., President

         PURCHASER:        HORIZON MEDICAL PRODUCTS, INC.


                           By: /s/ Marshall B. Hunt
                               --------------------------------
                               Marshall B. Hunt, Chief Executive Officer








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                                   EXHIBIT "A"

ALL THAT TRACT OR PARCEL OF LAND lying and being in Land Lots 215 and 236 of the 17th District of Fulton County, Georgia, and being more particularly described as follows:

BEGINNING AT A POINT marked by an iron pin found at the intersection of the southern margin of the right-of-way of Northside Parkway (U.S. Highway No. 41) (having a right-of-way width of 200 feet) and the land lot line dividing Land Lots 215 and 236; RUNNING THENCE South 84 degrees 33 minutes East along the southern margin of the right-of-way of Northside Parkway a distance of 556.75 feet to a point marked by an iron pin found; RUNNING THENCE South 00 degrees 11 minutes 47 seconds East a distance of 511.15 feet to a point marked by an iron pin in Old Settlement Road on the southern land lot line of Land Lot 215; RUNNING THENCE South 89 degrees 25 minutes 45 seconds West along the southern land lot line of Land Lots 215 and 236 a distance of 700.06 feet to a point marked by an iron pin found; RUNNING THENCE North 09 degrees 59 minutes 25 seconds West a distance of 603.90 feet to a point marked by an iron pin on the southern margin of the right-of-way of Northside Parkway; RUNNING THENCE South 84 degrees 33 minutes East along the southern margin of the right-of-way of Northside Parkway a distance of 249.94 feet to the POINT OF BEGINNING; said parcel containing 9.497 acres; all as shown and delineated as Tracts "A", "B", and "C" on plat of survey prepared for DuBose-Jones Company by Charles K. Browning, Registered Professional Land Surveyor No. 2165, dated September 16, 1982, and revised October 6, 1982.